EXHIBIT 10.5

August 3rd, 2016

Friendable, Inc.

Dear Sirs:

You have retained us and we hereby agree to serve as your agent for the brand and/or product and with respect to the marketing activities set forth below, the whole in accordance with and subject to the terms and conditions set forth herein.

BRAND:
Friendable
(the “Brand”)

PRODUCT:
Mobile App
(the “Product”)

MARKETING:
A celebrity focused marketing campaign to runin an unlimited capacity focused around a global partnership with a major entertainment entity (Universal Music or Sony Music) in which concert ticket and backstage giveaways will be a part of a promotion supported by a celebrity social media push.

For the purposes of this Agreement, "Client" or “You” refers to Friendable, Inc., its employees, agents and officers, and its successors and assigns, “TKA” refers to Kluger Agency Partners LP d/b/a The Kluger Agency and “Parties” refers to both You and TKA.

1.
The Marketing Project

The marketing project which you have mandated to us and which we accept relates to the marketing of your Brand known as Friendable and/or your product containing the Brand. We shall act as your agent to identify, negotiate and contract for the the partnerships.

During the term of this Agreement, the Parties hereto agree that TKA shall be the sole party charged with the responsibility of providing Client with the services set forth herein.

2.
The Services

a.
TKA shall negotiate, on behalf of Client, to secure the services of the Artist(s) set forth above for the planning, preparation and marketing of the Brand.
b.
TKA shall perform, or obtain the commitment from the Artist to perform, all of the deliverables set forth in Section 3 below (the “Deliverables”).
c.
TKA shall obtain, on behalf of Client, the right to use the artist and entertainment entities name, logo, and likeness to promote Client’s business, brand, or services in press releases and on the Clients website. All press releases must be presented to TKA for approvals or changes prior to release.

3.
The Deliverables

The following are the Deliverables to the Agreement:

a.
A concert sponsorship including ticket giveaways and backstage giveaways to Friendable members which the artist and record company will promote in partnership with the brand.
b.
A global partnership with a music entertainment entity (Either Universal or Sony) based around this concert promotion / partnership.
c.
A series of social media posts promoting the brand by celebrities either directly or indirectly involved in giveaways.
d.
The goal is as many major announcements as possible within a short time frame unless otherwise instructed that aligns with the marketing plan which Friendable has provided. The goal is minimally two major press releases per week.
e.
The Kluger Agency will provide Friendable with as much notice as possible on every development to assist in proactively preparing campaign support.
f.
The Kluger Agency will assist in all aspects of Friendable’s marketing in order to support the campaign. This includes: Consulting on Social media strategy, Press strategy, and marketing strategy.

4.
Fees and Payment

For the services described above, Client hereby agrees to pay to TKA, and we agree to accept, the sum of Three Thousand United States Dollars (US$300,000), payable within three(3) business days of the execution of this agreement.

4.1
Stock Issuance

In addition to the foregoing, Friendable shall issue, and Adam Kluger shall receive on behalf of the Kluger Agency, shares in the share capital of Friendable having aggregate value of Seventy five thousand dollars ($75,000) based on Friendable’s most recent valuation. These shares shall have a Six month restriction places on them, with the restriction being lifted six months from the date of execution of this agreement. Shares shall be issued directly to Adam Kluger.

5.
Grant of Rights

a.
You hereby authorize us to act as your agent with respect to the services described herein and to negotiate and, where required, enter into agreements on your behalf with respect to the subject matter hereof.

b.
You further grant to Artist, his/her successors, licensees and assigns, the right and license to use the Brand and the name and likeness and designs, trademarks, logos and physical characteristics of the Product in the Productions and to exhibit, publicize and otherwise utilize and exploit the Productions containing the Product (and any other related Production including a modification of the original Productions) by any and all means and methods whether now known or hereafter created or devised, in any and all media, whether now known or hereafter created or devised, including but not limited to, theatrically, non- theatrically, by all forms of radio, television and via the internet, and to exploit all other related rights relating to the Productions.

6.
Non-disclosure

All information disclosed to You relating to the characters, themes, plots, story and story elements, designs, effects and special effects, hardware, artwork and visual representations in connection with the development and production of the Productions shall be considered confidential and shall be retained in confidence by You. Further, any information obtained by TKA or Client about the other party's business including, without limitation, marketing programs, customer lists and other customer data, financial information, pricing information, information concerning business plans or business strategy, technical and non-technical information, trade secrets, all information related to the party’s current, future, and proposed products and services and the existence and subject matter of this Agreement shall be retained in confidence.

7.
Verification of Exposure

Verification of exposure shall take place as follows:

a.
TKA shall work with the Artist to establish the most effective strategy for the Brand and/or Product.
b.
TKA shall, prior to the launch of any marketing campaign, provide Client with a general description of how and when the Brand and/or Product will be promoted;
c.
Should there be disagreement, the Parties shall in good faith attempt to resolve the dispute through meeting and conferring about the dispute.
d.
Any information provided to You for purposes of upcoming promotions shall be for the sole purpose of the aforesaid verification and may not be used by You for any other purpose, and You are strictly prohibited from distributing information prior to global launch, release, or announcement to third parties.

8.
Additional Services

You may assign additional products or services to us from time to time, subject to our ability to handle same. If additional products or services are assigned to us and we agree to handle same, our additional compensation must be agreed upon in writing. All other terms and conditions hereof shall apply in the same manner as with respect to the originally assigned product(s) or service(s), unless otherwise mutually agreed to in writing. Client agrees that for a period of one (1) year from the date hereof, TKA shall be the exclusive agent representing the Brand for paid celebrity partnerships and cross promotional partnerships with entertainment companies in the music space. The Parties hereto agree that any renewals, extensions or future dealings between Client and Artist or any extension of the relationship between Client and Artist shall be brokered by TKA in consideration of a reasonable brokerage fee.

9.
Liability

The Parties acknowledge that TKA is relying upon the Artist for the performance of its obligations hereunder, including the satisfying of the Deliverables. TKA shall exercise is reasonable best efforts in the performance of its obligations under this Agreement (including the performance of the services set forth in Section 2 hereof).

Client hereby agrees to limit the liability of TKA and TKA’s employees, officers, partners and subcontractors for any and all claims, losses, costs, damages of any nature whatsoever or claim expenses from any cause or causes including attorney fees and costs, so that the total aggregate liability of TKA to Client shall not exceed the fee received by TKA from Client hereunder. Neither Party shall be liable for incidental, punitive, exemplary, indirect or consequential damages, or lost profits arising under or related to this Agreement.

10.
Entire Agreement

This Agreement constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, relating to such subject matter.

11.
Governing Law

This Agreement shall be governed by and interpreted and construed in accordance with the laws of the State of Florida, Broward County applicable to agreements made and to be performed in that state, without regard to any of its principles of conflicts of laws or other laws that would result in the application of the laws of another jurisdiction.

12.
Severability

Any section, subsection or other subdivision of this Agreement or any other provision of this Agreement which is, or becomes, illegal, invalid or unenforceable shall be severed herefrom and shall be ineffective to the extent of such illegality, invalidity or unenforceability and shall not affect or impair the remaining provisions hereof, which provisions shall (a) be severed from any illegal, invalid or unenforceable section, subsection or other subdivision of this Agreement or any other provision of this Agreement; and (b) otherwise remain in full force and effect.

13.
Waiver

No waiver, whether by conduct or otherwise, of any of the provisions of this Agreement shall be deemed to constitute a waiver of any other provisions (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided in an instrument duly executed by the Parties to be bound thereby.

14.
Counterparts

This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall only constitute one instrument. To facilitate the execution and delivery of this Agreement, the Parties may execute and exchange counterparts of the signature pages by facsimile or e-mail, and the signature page of any Party to any counterpart may be appended to any other counterpart.

If the above accords with your understanding and agreement, kindly indicate your consent hereto by signing in the place provided below.

Very truly yours,

THE KLUGER AGENCY

_/s/ Adam Kluger_______________
Adam Kluger
Chief Executive Officer

We have reviewed the foregoing and accept and agree to the terms set forth herein.

FRIENDABLE, INC.

Per: _/s/ Robert Rositano___________
Name: _Robert A. Rositano, Jr.______
Title:  _CEO_____________________